Exhibit 99.1
SINA Reports Q1 2006 Financial Results
Shanghai, China— (PR Newswire)—May 9, 2006—SINA Corporation (Nasdaq: SINA), a leading online media company and mobile value-added service (MVAS) provider for China and for the global Chinese communities, today announced its unaudited financial results for the first quarter ended March 31, 2006.
Q1 2006 Highlights
•	Net revenues of $46.7 million increased 2% year-over-year.

•	Advertising revenues of $22.2 million increased 33% year-over-year.

•	Non-advertising revenues of $24.5 million decreased 16% year-over-year.

•	U.S. GAAP net income of $7.0 million, or $0.12 diluted net income per share.

•	Non-GAAP net income of $9.6 million, or $0.16 non-GAAP diluted net income per share. The Company’s non-GAAP net income target range for the first quarter of 2006 was $8.5 million to $9.5 million. Non-GAAP measures are described below and reconciled to the corresponding GAAP measures in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”
“We are proud of another strong quarter in our advertising business, which grew 33% year-over-year worldwide and 36% year-over-year in China. We believe the momentum from our advertising business will help grow our overall business going forward.” said Charles Chao, CEO of SINA.
Financial Results
For the first quarter of 2006, SINA reported net revenues of $46.7 million, compared to $45.8 million in the same period last year and $52.0 million last quarter.
Advertising revenues for the first quarter of 2006 totaled $22.2 million, representing a 33% increase from the same period last year and an 11% decrease from last quarter. Advertising revenues in the first quarter of 2006 represented 47% of the Company’s total revenues, compared to 36% for the same period last year.
Non-advertising revenues for the first quarter of 2006 totaled $24.5 million, a 16% decrease from the same period last year and a 9% decrease from last quarter. Revenues from MVAS for the first quarter of 2006 were $22.7 million, representing a decrease of 14% from the same period last year and a decrease of 9% from last quarter. Revenues from SMS decreased 20% year-over-year to $16.2 million in the first quarter of 2006 and contributed to the majority of the year-over-year decline in MVAS revenues.
Gross margin for the first quarter of 2006 was 61%, down from 67% for the same period last year and 66% last quarter. Advertising gross margin for the first quarter of 2006 was 63%, compared to 65% for the same period last year and 69% in the previous quarter. Advertising gross margin amount in the first quarter of 2006 included the impact of $0.4 million in stock-based compensation from the adoption of Statement of Financial Accounting Standard No.

123 (revised 2004), Share-Based Payment (“SFAS 123R”).
MVAS gross margin for the first quarter of 2006 was 59%, compared to 67% for the same period last year and 62% last quarter. The decline in MVAS gross margin was primarily a result of increased transmission costs paid to mobile operators and increased content costs.
Operating expenses for the first quarter of 2006 totaled $22.0 million, an increase of 5% from the same period last year and a decrease of 5% from the previous quarter. Operating expenses in the first quarter of 2006 included $1.2 million in stock-based compensation as a result of adopting SFAS 123R.
During a recent fixed-assets inventory count, the Company noted that a significant portion of certain fully depreciated computer equipment were still in use. The Company changed the estimated useful lives of these computer equipment from 3 years to 4 years. This change in accounting estimate resulted in a reduction in depreciation expenses of $0.6 million in the first quarter of 2006, of which $0.2 million in costs of advertising sales and $0.4 million in operating expenses.
Net income for the first quarter of 2006 was $7.0 million, compared to $10.3 million in the same period last year and $13.8 million last quarter. Diluted net income per share for the first quarter of 2006 was $0.12, compared to $0.18 in the same period last year and $0.24 last quarter. Non-GAAP diluted net income for the first quarter of 2006 totaled $9.6 million, compared to $11.5 million in the same period last year and $12.4 million in the previous quarter. Non-GAAP diluted net income per share for the first quarter of 2006 was $0.16, compared to $0.20 in the same period last year and $0.21 last quarter.
As of March 31, 2006, SINA’s cash, cash equivalents and investments in marketable securities totaled $304.4 million, compared to $300.7 million as of December 31, 2005. Cash flow from operating activities for the first quarter of 2006 was $12.5 million, compared to $14.4 million last quarter and $22.7 million same period last year.
Other Developments
During the first quarter of 2006, the Company reached an agreement to sell its interests in the joint venture with NC Soft, a Korean online game company, to NC Soft. The Company expects to close the deal in the second quarter of 2006 and recognize a gain from the transaction.
Business Outlook
The Company estimates its total revenues for the second quarter of 2006 to be between $47.5 million and $49.5 million, with advertising revenues to be between $26.0 million and $27.0 million and non-advertising revenues to be between $21.5 million and $22.5 million.
Conference Call
SINA will host a conference call at 9:00 p.m. Eastern Time today to present an overview of the Company’s financial performance and business operations for the first quarter ended March 31,

2006. The dial-in number for the call is 617-597-5346. The pass code is 26264256. A live Webcast of the call will be available from 9:00 p.m. – 10:00 p.m. ET on Tuesday, May 9, 2006 (9:00 a.m. – 10:00 a.m. Beijing Time on May 10, 2006). The call can be accessed through SINA’s corporate web site at http://corp.sina.com. The call will be archived for 12 months on SINA’s corporate web site at http://corp.sina.com. A replay of the conference call will be available through May 16, 2006 at midnight eastern time. The dial-in number is 617-801-6888. The pass code for the replay is 37926573.
Non-GAAP Measures
To supplement the unaudited consolidated financial statements presented in accordance with the United States Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures to evaluate its ongoing operations and for internal planning and forecasting purposes as well as to enhance the investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures include non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. The Company’s non-GAAP income from operations excludes, as applicable, stock-based compensation (under SFAS 123R, adopted from January 1, 2006) and amortization of intangibles. Non-GAAP net income and non-GAAP diluted net income per share exclude, as applicable, stock-based compensation, amortization of intangibles, amortization of convertible debt issuance cost, gain and loss from the sale of a business and gain and loss on investment.
The company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses (i) that are not expected to result in future cash payments or (ii) that are non-recurring in nature or may not be indicative of our core operating results and business outlook.
In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in our financial reporting. The Company’s reference to these measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliations of the Company’s non-GAAP measures to the nearest GAAP measures are set forth in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”
The Company’s management believes excluding stock-based compensation from its non-GAAP financial measures of income from operations and net income is useful for itself and investors as such expense is otherwise unrelated to the Company’s core operating results and does not impact cash earnings. Non-GAAP measures that exclude stock-based compensation also enhance the comparability of results against prior periods.
The Company’s management believes excluding the non-cash amortization expense of intangible assets resulting from business acquisitions from its non-GAAP financial measures of income from operations and net income and excluding the non-cash amortization expense of intangible assets resulting from equity-method investments from its non-GAAP financial measure of net income are useful for itself and investors because they enable a more meaningful comparison of the Company’s cash earnings and performance between reporting periods. In addition, such charges will not result in cash settlement in the future.
The Company’s management believes excluding non-cash amortization expense of issuance cost relating to convertible bonds from its non-GAAP financial measure of net income is useful for itself and investors as such expense does not have any impact on cash earnings.
The Company’s management believes excluding gains and losses on the sale of a business from its non-GAAP financial measure of net income is useful for itself and investors because such gains and losses are not indicative of the Company’s core operating results.
The Company’s management believes excluding gains and losses on investment from its non-GAAP financial measure of net income is useful for itself and investors because the Company does not typically invest in common stock of other companies. Therefore, these charges are otherwise unrelated to the Company’s ongoing business operations.
About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.
Safe Harbor Statements
This announcement contains forward-looking statements concerning SINA’s expected financial performance (as described without limitation in quotations in this press release) and SINA’s strategic and operational plans. SINA may also make forward-looking statements in our periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. SINA assumes no obligation to update the forward-looking statements in this release and elsewhere. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, the Company’s ability to develop and market other usage-based

SMS products, fluctuations in quarterly operating results, the Company’s reliance on MVAS and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide MVAS, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its recent quarterly reports on Form 10-Q, as well as in its other filings with the Securities and Exchange Commission.
Contact:
SINA Corporation
Chen Fu, (86-21) 62895678 ext. 6089
fuchen@staff.sina.com
or
The Ruth Group
Denise Roche, 646/536-7008
droche@theruthgroup.com

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollar in thousands, except per share data)

	Three months ended
	March 31,		December 31,
	2006	2005	2005
Net revenues
Advertising	$22,181	$16,648	$25,010
Non-advertising	24,531	29,200	26,940

	46,712	45,848	51,950

Cost of revenues
Advertising (a)	8,298	5,894	7,782
Non-advertising	9,747	9,040	9,976

	18,045	14,934	17,758

Gross profit	28,667	30,914	34,192

Operating expenses
Sales and marketing (a)	11,805	11,484	13,753
Product development (a)	4,610	3,702	4,230
General and administrative (a)	5,157	4,697	4,835
Amortization of intangibles	468	1,041	475

	22,040	20,924	23,293

Income from operations	6,627	9,990	10,899

Other income	1,940	1,532	1,757
Amortization of convertible debt issuance cost	(171)	(171)	(171)
Gain (loss) on sale of business	(212)	—	2,649
Gain (loss) on investments, net	—	56	(435)
Loss on equity investments	(343)	(566)	(390)

Income before income taxes	7,841	10,841	14,309
Provision for income taxes	(805)	(531)	(550)

Net income	$7,036	$10,310	$13,759

Basic net income per share	$0.13	$0.20	$0.26

Shares used in computing basic net income per share	53,438	51,431	53,208

Diluted net income per share	$0.12	$0.18	$0.24

Shares used in computing diluted net income per share	58,617	58,502	58,814

Net income used for diluted net income per share calculation:
Net income	$7,036	$10,310	$13,759
Amortization of convertible debt issuance cost	171	171	171

	$7,207	$10,481	$13,930

(a) Stock-based compensation included under SFAS 123R was as follows:
Cost of revenues	$350	$—	$—
Sales and marketing	261	—	—
Product development	334	—	—
General Administrative	571	—	—

	$1,516	$—	$—

SINA CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(U.S. Dollar in thousands, except per share data)

	Three Months Ended				Three Months Ended				Three Months Ended
	March 31, 2006				March 31, 2005				December 31, 2005
				Non-GAAP				Non-GAAP				Non-GAAP
	Actual	Adjustments		Results	Actual	Adjustments		Results	Actual	Adjustments		Results

		1,516	(a)
		468	(b)			1,041	(b)			475	(b)

Income from operations	$6,627	$1,984		$8,611	$9,990	$1,041		$11,031	$10,899	$475		11,374

		1,516	(a)							475	(b)
		468	(b)							171	(c)
		171	(c)			1,041	(b)			(2,649)	(d)
		212	(d)			171	(c)			176	(b)
		177	(b)			(56)	(e)			435	(e)

Net income	$7,036	$2,544		$9,580	$10,310	$1,156		$11,466	$13,759	$(1,392)		$12,367

Diluted net income per share	$0.12			$0.16	$0.18			$0.20	$0.24			$0.21

Shares used in computing diluted net income per share	58,617			58,617	58,502			58,502	58,814			58,814

Net income used in computing diluted net income per share:
Net income	$7,036			$9,580	$10,310			$11,466	$13,759			$12,367
Amortization of convertible debt issuance costs	171			—	171			—	171			—

	$7,207			$9,580	$10,481			$11,466	$13,930			$12,367

(a)	To adjust stock-based compensation charges

(b)	To adjust amortization of intangible assets

(c)	To adjust amortization of convertible debt issuance cost

(d)	To adjust gain or loss on the sale of a business

(e)	To adjust gain or loss on investment

SINA CORPORATION
UNAUDITED SEGMENT INFORMATION
(U.S. Dollar in thousands)

	Three months ended
	March 31,		December 31,
	2006	2005	2005

Net revenues
Advertising	$22,181	$16,648	$25,010
Mobile related	22,694	26,515	24,803
Others	1,837	2,685	2,137

	$46,712	$45,848	$51,950

Cost of revenues
Advertising	$8,298	$5,894	$7,782
Mobile related	9,400	8,670	9,491
Others	347	370	485

	$18,045	$14,934	$17,758

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollar in thousands)

	March 31,	December 31,
	2006	2005
Assets
Cash, cash equivalents and investments in marketable securities	$304,411	$300,689
Accounts receivable, net	34,865	33,940
Property and equipment, net	21,839	22,207
Long-term investments	4,711	3,977
Goodwill and intangible assets, net	91,886	92,354
Other assets	10,626	15,554

Total assets	$468,338	$468,721

Liabilities and Shareholders’ Equity
Liabilities	$37,647	$49,099
Convertible Debt	100,000	100,000
Shareholders’ equity	330,691	319,622

Total liabilities and shareholders’ equity	$468,338	$468,721